Exhibit 99.1

Company Contact Stuart Diamond Chief Financial Officer 516-605-6640 sdiamond@nmhc.com	Investor Relations Carolyn Capaccio Lippert/Heilshorn & Assoc. 212-838-3777 ccapaccio@lhai.com	Financial Media Gretchen Steinmiller Lippert/Heilshorn & Assoc. 212-838-3777 gsteinmiller@lhai.com	Media Contact Ihor Andruch CPRi Communications 201-641-1911 x51 iandruch@cpronline.com

NMHC FILES FORM 12b-25

Withdraws Fiscal 2007 Guidance

Will Request Hearing Before NASDAQ Listing Qualification Panel to Address Delay in 10-Q Filing

PORT WASHINGTON, N.Y. — November 15, 2006 — National Medical Health Card Systems, Inc. (Nasdaq: NMHC) (the “Company”), a national independent pharmacy benefit manager (“PBM”), announced that it has filed a Form 12b-25 with the Securities and Exchange Commission for an automatic five-day extension to file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (“First Quarter 10-Q”).  The Company requires additional time to complete its review and analysis of certain rebate transactions and finalize its financial statements.  As a result, the Company was not able to timely file its First Quarter 10-Q by the end of the five-day extension period.

Fiscal Year Earnings Guidance

Based on current information relating to the Company’s preliminary analysis of certain rebate transactions, the Company is announcing that fiscal 2007 earnings guidance issued on September 11, 2006 should not continue to be relied upon.  The Company is working expeditiously to complete its review and analysis of certain rebate transactions and finalize its financial statements for the first fiscal 2007 quarter.

Nasdaq Notification

The Company also received a staff determination letter from The Nasdaq Stock Market on November 14, 2006 stating that Nasdaq had not received the First Quarter 10-Q, as required by Nasdaq Marketplace Rule 4310(c)(14), which could serve as a basis for the delisting of the Company’s securities from Nasdaq.  This Rule requires the Company to make timely filings with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended.  The Company will request a hearing before the Nasdaq Listing Qualification Panel in accordance with Nasdaq’s Marketplace Rule 4800 Series to address the filing delay, which will stay the action and allow for the continued listing of the Company’s common stock on Nasdaq pending the review and determination of the Nasdaq Panel.

Credit Agreement

The Company has notified JP Morgan Chase Bank, the administrative agent under the Company’s credit agreement, that it has not timely filed the First Quarter 10-Q, and has requested temporary waivers of the relevant provisions of the credit agreement arising from the failure to timely file the First Quarter 10-Q.  At November 14, 2006, the Company did not have any borrowings outstanding against the credit agreement.

About NMHC

National Medical Health Card Systems, Inc. (NMHC) operates NMHC Rx (pharmacy benefits manager or PBM), NMHC Mail (home delivery pharmacy), Ascend (specialty pharmacy solutions), and Integrail (health information solutions), providing services to corporations, unions, health maintenance organizations, third-party administrators, and local governments.  Through its clinical programs, value-added offerings, and advanced information systems, NMHC provides quality, cost effective management of pharmacy benefit programs.

Forward-Looking Statements

This press release and any attachment thereto contains forward-looking information about NMHC’s financial results and estimates, business prospects, and products and services that involve substantial risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You can identify these statements by the use of words such as “may,” “could,” “estimate,” “will,” “believe,” “anticipate,” “think,” “intend,” “expect,” “project,” “plan,” “target,” “forecast”, and similar words and expressions which identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are not guarantees of future performance and involve known and unknown risks and uncertainties, and other factors.  Readers are cautioned not to place undue reliance on such statements, which speak only as of the date hereof.  For a discussion of such risks, uncertainties and other matters that could cause actual results to differ materially, including risks relating to, among other factors, pricing, competition in the bidding and proposal process, our ability to consummate contract negotiations with prospective clients, dependence on key members of management, government regulation, acquisitions and affiliations, the market for PBM services, readers are urged to carefully review and consider various disclosures made by NMHC in its Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and in its reports on Forms 10-Q and 8-K filed with the U.S. Securities and Exchange Commission.  NMHC assumes no obligation to update any forward-looking statements contained in this document or the attachments to reflect new information or future events or developments after the date any such statement is made.

CONTACT:	National Medical Health Card Systems, Inc.
Stuart Diamond
Chief Financial Officer
516-605-6640
sdiamond@nmhc.com

or

Investor Relations:
Carolyn Capaccio,
Lippert/Heilshorn & Assoc.
212-838-3777
ccapaccio@lhai.com

or

Financial Media:

Gretchen Steinmiller
Lippert/Heilshorn & Assoc.
212-838-3777
gsteinmiller@lhai.com

or

Media:
CPRi Communications
Ihor Andruch
201-641-1911 x51
iandruch@cpronline.com

SOURCE: National Medical Health Card Systems, Inc.